UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported): November 4, 2011

ON4 COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

001-34297
Commission File Number

98-0540536
(IRS Employer Identification No.)

16413 N. 91 Street, C 100, Scottsdale, AZ
(Address of principal executive offices)

85260
(Zip Code)

480-619-5510
(Registrant’s telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Appointment of Certain Officers.

On November 4, 2011, On4 Communications, Inc. (the “Company”) received the resignation of Cameron Robb as the Company’s Chief Executive Officer and Chief Financial Officer and that of Gord Jessop as the Company’s President and Chief Operating Officer.

The Company appointed Clayton Moore as its President and Chief Executive Officer, Ryan Madson as its Chief Operating Officer, Tom Locke as its Chief Financial Officer, Secretary and Treasurer, and John Kaczmarowski as its Chief Technical Officer effective November 4, 2011.

Clayton Moore – President and Chief Executive Officer

Mr. Moore is the founder and visionary of NetCents Systems Ltd. (“NetCents”). After attending Caledonia College and specializing in Business Administration, Mr. Moore began his career in the service industry as General Manager for Silver Springs, a large restaurant establishment in Radium Hot Springs.  After spending time in various management positions in the service industry, Mr. Moore was inspired to create the first version of the NetCents Payment System. He spent the next 5 years creating and funding the development of his first company, The Cybux Cash Card Company Ltd. (“Cybux”).  Cybux was tested in the BC school systems and was eventually sold to a third party which led to the creation of the next generation, a payment system designed with total anonymity  and security for buying goods and services over the internet known as NetCents.   Mr. Moore has been President of NetCents since its incorporation in 2006.

Ryan Madson – Chief Operating Officer

Mr. Madson is a versatile professional who has spent the better part of his career in executive positions in the automotive and high tech industries. As a graduate of business and engineering at Malispina University he has the skill set in management and marketing required to execute the business plan of NetCents.  As CEO of Cybux, Mr. Madson, working with parents, teachers and school boards, created and developed a successful rollout of a school cash card program that was integrated into six school districts with a total of 20 schools.

Tom Locke – Chief Financial Officer, Secretary & Treasurer

Mr. Locke has a Master’s Degree in Mathematics and is an MBA graduate of York University in Toronto. He has over 25 years experience at the corporate level in the sports, entertainment and technology industries. Mr. Locke played an integral role in the founding of Rainmaker Digital Pictures Corporation (”Rainmaker”) in 1995. Prior to this he was President and CEO of Gastown Post & Transfer, Western Canada’s largest independent post-production facility, which evolved into Rainmaker.  Over the past 15 years, he has studied and consulted on the impact of digital technology in business.  In addition to speaking at various functions and conferences, he has sat on a number of provincial, national and international boards covering a wide range of interests. Throughout his career he has supported the concept of community investment and has given significant time to charitable and not-for-profit endeavors.

John Kaczmarowski – Chief Technical Officer

Mr. Kaczmarowski began his professional career in 1982, after graduating in the field of Political Science from the University of St. Thomas in St. Paul, MN. Mr. Kaczmarowski worked for 12 years building a project-oriented software development firm with clients including American Express, Knight- Ridder Media, Dagens Nyheter (Sweden), Travelers Insurance and Pillsbury Co. Since 1993, Mr. Kaczmarowski has been at the forefront of business-centric web-based development launching a successful enterprise-class SaaS system for human resource management, served as the CTO of a major online entertainment company with gross annual revenues exceeding $2 billion US and founded and launched a successful local SEO and location-based services SaaS firm. Mr. Kaczmarowski has participated in some of the largest dot.com launches of the last 15 years. His strengths include enterprise-class system architecture, finance, insurance and banking intelligence, payment processing systems and location-based service delivery.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 9, 2011	On4 Communications, Inc. (Registrant) By: /s/ Clayton Moore Name: Clayton Moore Title: President, CEO and Director

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